Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. ANNOUNCES

$300 MILLION CONVERTIBLE NOTES OFFERING

Corte Madera, CA – June 16, 2014 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced its intention to offer $300 million aggregate principal amount of convertible senior notes due 2019 in a private placement to one or more initial purchasers. Restoration Hardware also intends to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $50 million in aggregate principal amount of the notes on the same terms and conditions, for a total potential offering size of up to $350 million.

In connection with the offering of the notes, Restoration Hardware expects to enter into convertible note hedge and warrant transactions which are generally expected to prevent dilution up to approximately 100% over the common stock price at the time of pricing of the notes.

The Company intends to take advantage of favorable market conditions for convertible notes in order to provide it with additional capital to fund its business initiatives including the continuing transformation of its real estate platform, paying down higher interest borrowings from the Company’s current credit line, and strengthening the Company’s balance sheet during the next five years.

The notes will be convertible into cash, shares of Restoration Hardware’s common stock, or a combination thereof, at Restoration Hardware’s election. The interest rate, conversion price and other terms of the notes are to be determined.

The immediate use of proceeds from the offering will be to pay the net cost of the convertible note hedge transactions and general corporate purposes including repayment of all of the outstanding indebtedness under the Company’s credit facility.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc.—NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the proposed offering of the convertible senior notes, the anticipated terms of the notes and the convertible note hedge and warrant transactions as well as any dilution impact to holders of the common stock, the expected use of the net proceeds from these transactions and the Company’s expectations concerning market conditions for an offering of convertible notes. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. Restoration Hardware expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@rh.com